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                                                                       EXHIBIT 5


                                     LAW OFFICES
                                  LESTER MORSE P.C.
                                 111 Great Neck Road
                              Great Neck, NY  11021-5473
                               Telephone (516) 487-1446
                                  Fax (516) 487-1452


                                    March 22 1996


Micro Bio-Medics, Inc.
846 Pelham Parkway
Pelham Manor, New York 10803

Re: Registration Statement on Form S-8
    OF MICRO BIO-MEDICS, INC.

Gentlemen:

    You have requested our opinion as counsel for Micro Bio-Medics, Inc., a New York corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act') with respect to shares (the "Shares") of common stock, par value $.03 per share, of the Company which may be issued pursuant to the exercise of options granted or to be granted under the Company's 1992 Incentive and Non-Qualified Stock Option Plan (the "1992 Plan").

    We have examined such corporate records and other documents and have made such examination of law as we have deemed relevant in connection with this opinion.

    Based upon the foregoing, we advise you that in our opinion each authorized but unissued Share issued by the Company in accordance with the terms of the 1992 Plan upon exercise of options properly granted or to be granted under such Plan, is duly authorized and, when (a) the applicable provisions of such "blue sky" and securities laws as may be applicable have been complied with and (b) each such Share has been delivered in accordance with the terms of such Plan, assuming no change in the applicable law or pertinent facts, each such Share will be legally issued, fully paid, and nonassessable.

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                                  LESTER MORSE P.C.












    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name therein under the caption "Interests of Named Experts and Counsel," in Part II of the Registration Statement and under the caption "Legal Opinion," in Part I of Form S-3 filed with the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                  Very truly yours,

                                                  LESTER MORSE P.C.

                                                  /S/ STEVEN MORSE
                                                  ----------------
                                                  Steven Morse

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